UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VESTIN REALTY MORTGAGE II, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-4028954
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8379 WEST SUNSET ROAD
LAS VEGAS, NEVADA 89113
(Address of principal executive offices)
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [√]

Securities Act registration statement file number to which this form relates: 333-125121 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of Class)

Item 1.  Description of Registrant’s Securities to Be Registered.

A description of the common stock of Vestin Realty Mortgage II, Inc. (the “Registrant”) to be registered hereunder is contained in the section entitled "DESCRIPTION OF VESTIN REALTY TRUST STOCK" in the Prospectus included in the Registrant's Post-Effective Amendment No. 6 to the Form S-4 Registration Statement, No. 333-125121, as filed on January 4, 2006 with the Securities and Exchange Commission (the “SEC”). Such description is incorporated herein by reference.

Item 2.  Exhibits.

Please see the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

Date: April 4, 2006	By	/s/ John Alderfer
John Alderfer
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number			Document

	2	.1*
Form of Agreement and Plan of Merger between Vestin Fund II, LLC and the Registrant is included as Annex A to the proxy statement/prospectus that is part of Pre-Effective Amendment No. 6 to the Registration Statement on Form S-4 (the “Registration Statement”)

	3	.1*	Articles of Incorporation of the Registrant is included as Annex B to the proxy statement/prospectus that is part of the Registration Statement.

	3	.2*	Bylaws of the Registrant is included as Annex D to the proxy statement/prospectus that is part of the Registration Statement.

	3	.3*	Form of Articles Supplementary of the Registrant is included as Annex C to the proxy statement/prospectus that is part of the Registration Statement.

	3.	4**	Articles of Amendment of the Registrant’s Articles of Incorporation

	4	.1*	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

	4	.2***	Specimen Common Stock Certificate

	4	.3****	Form of Rights Certificate

	10	.1*	Form of Management Agreement between Vestin Mortgage, Inc. and the Registrant is included as Annex E to the proxy statement/prospectus that is part of the Registration Statement.

	10	.2****	Form of Rights Agreement between the Registrant and the rights agent

*	Previously filed as part of the Registration Statement and incorporated herein by reference.
**	Previously filed by the Registrant as an exhibit to the Form 8-K filed on March 20, 2006 and incorporated herein by reference.
***	Previously filed as an exhibit to Pre-Effective Amendment No. 7 to the Registration Statement on Form S-4, filed on January 13, 2006.
****	Previously filed as an exhibit to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-4, filed on December 20, 2006.